Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bio-Path Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)			$7,500,000		0.0001476	$1,107.00
Fees to Be Paid	Equity	Common Warrants	457(g)				(3)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, underlying Common Warrants	457(o)			$15,000,000		0.0001476	$2,214.00
Fees to Be Paid	Equity	Pre-Funded Warrants (4)	457(g)
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, underlying Pre-Funded Warrants (4)	457(g)
	Total Offering Amounts					$22,500,000			$3,321.00
	Total Fees Previously Paid								--
	Total Fee Offsets								$3,505.50
	Net Fees Due								--

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)	In accordance with Rule 457(g), the entire registration fee for the Common Warrants is allocated to the shares of common stock underlying the Common Warrants, and no separate fee is payable for the warrants.
(4)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $7,500,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

	Rule 457(p)
Fee Offset Claims	Bio-Path Holdings, Inc.	Form S-1	333-276239	12/22/2023		$3,505.50	Equity	Common Stock, par value $0.001 per share, warrants and Common Stock, par value $0.001 per share, underlying warrants		$23,750,000	(1)
Fee Offset Sources	Bio-Path Holdings, Inc.	Form S-1/A	333-276239		01/23/2024							$662.50	(1)
Fee Offset Sources	Bio-Path Holdings, Inc.	Form S-1	333-272879		06/23/2023							$2,843	(1)

(1)	On June 23, 2023, Bio-Path Holdings, Inc. (the “Registrant”) filed a Registration Statement on Form S-1 (File No. 333-272879) (the “June 2023 S-1”) in connection with the registration of common stock, warrants and common stock underlying warrants having a combined aggregate maximum offering price of $30,000,000. The Registrant paid a contemporaneous fee payment of $3,306 on June 23, 2023 in connection with the initial filing of the Prior S-1. The Registrant completed the offering contemplated by the Prior S-1 on August 7, 2023. Upon completion of such offering, $25,800,000 of securities remained unsold. On December 22, 2023, the Registrant filed a Registration Statement on Form S-1 (File No. 333-276239) (the “December 2023 S-1”) and a pre-effective amendment to the December 2023 S-1 on January 23, 2024 in connection with the registration of common stock, warrants and common stock underlying warrants having a combined aggregate maximum offering price of $23,750,000. The Registrant paid a contemporaneous fee payment of $662.50 on January 23, 2024 in connection with the pre-effective amendment to the December 2023 S-1 and also claimed total fee offsets of $2,843 that were originally paid in connection with the June 2023 S-1. The Registrant withdrew the December 2023 S-1, including the pre-effective amendment thereto, on February 29, 2024. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fees due upon the initial filing of this Registration Statement on Form S-1 are offset by $3,505.50, representing the contemporaneous fee payments of $2,843 in connection with unsold securities under the June 2023 S-1 and $662.50 in connection with the pre-effective S-1 to the December 2023 S-1 that has been withdrawn.